EXHIBIT 5

                OPINION OF SHUMAKER WILLIAMS, P.C.

                     SHUMAKER WILLIAMS, P.C.
                        P. O. BOX 88
                HARRISBURG, PENNSYLVANIA 17108
                       (717) 763-1121




                              May 27, 1997



Mr. William E. Eby
Chief Executive Officer
UNION NATIONAL FINANCIAL CORPORATION
P. O. Box 567
Mount Joy, PA  17552-0567



              RE:   Union National Financial Corporation (the
                    "Corporation")
                    Registration Statement Form S-8
                    Our File No.: 640-97(3)

Dear Mr. Eby:

     We have acted as Special Corporate Counsel to the Corporation in connection with preparation of the Corporation's Registration Statement on Form S-8, relating to the Corporation's 1988 Stock Incentive Plan, 1997 Employee Stock Purchase Plan and the Corporation's 1997 Stock Incentive Plan (collectively the "Plans").

     In connection with this matter, we, as counsel to the Corporation, have reviewed the following:

     1. the Pennsylvania Business Corporation Law of 1988, as amended;
     2.  the Corporation's Articles of Incorporation, as amended;
     3.  the Corporation's By-Laws, as amended;
     4. Resolutions adopted by the Corporation's Board of Directors on February 1, 1997 and May 22, 1997; and
     5.  the Plans.

     Based upon such review, it is our opinion that the Corporation's common stock, $0.25 par value, (the "Common Stock") issuable under the Plans, when and as issued in accordance with the provisions of the Plans, will be duly and validly issued, fully paid and nonassessable. In giving the foregoing opinion, we have assumed that the Corporation will have, at the time of the issuance of Common Stock under the Plans, a sufficient number of authorized shares available for issue.

Mr. William E. Eby
Chief Executive Officer
UNION NATIONAL FINANCIAL CORPORATION
May 27, 1997
Page 2


     We hereby consent to the use of this opinion as an exhibit to the Registration Statement on Form S-8, filed by the Corporation, relating to the Plans.

                                Very truly yours,

                                SHUMAKER WILLIAMS, P.C.

                                /s/ Nicholas Bybel, Jr.
                                -----------------------
                                By Nicholas Bybel, Jr.

NB/tb:70319